UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

VERITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26880	77-0182779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 541-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2005, the Board of Directors of Verity, Inc., a Delaware corporation (“Verity”), took the following actions:

1. Promoted Verity’s Senior Vice President of Finance and Administration and Chief Financial Officer, Steven R. Springsteel, to the position of President and Chief Financial Officer;

2. In connection with such promotion, and upon the recommendation of the Compensation Committee of the Board of Directors:

a. Increased Mr. Springsteel’s annual salary from $360,000 to $500,000, effective September 15, 2005; and

b. Increased Mr. Springsteel’s incentive target bonus percentage under Verity’s Fiscal 2006 Executive Variable Compensation Plan to 60% of annual salary, thereby increasing his incentive target amount to $300,000*; and

3. Amended Verity’s Change in Control and Severance Benefit Plan to provide that the President shall receive the same benefits under the Change in Control and Severance Benefit Plan as Senior Vice Presidents. Prior to the amendment the Change in Control and Severance Benefit Plan did not address the benefits received by the President, as Anthony Bettencourt, Verity’s Chief Executive Officer, had acted as both the Chief Executive Officer and as the President prior to Mr. Springsteel’s promotion to President.

* Under Verity’s Fiscal 2006 Executive Variable Compensation Plan:

1.	Metrics for determining percentage of goal attainment are weighted as follows:

a. 1/3 for attainment of Verity revenue targets;

b. 1/3 for attainment of Verity operating margin targets;

c. 1/3 for individual MBOs (management objectives).

2.	No payout if less than 90% of the goal is reached.

3.	For 90% to 100% of goal attainment, target incentive is paid out 50% to 100% on a linear basis based on level of attainment.

4.	For 100% to 130% of goal attainment, target incentive is paid out 100% to 200% on a linear basis based on level of attainment, with 200% being a maximum bonus payable.

5.	Both quarterly revenue and profit goal thresholds must be attained prior to any bonus funding for that quarter. Additionally, no quarter will be funded for a bonus greater than 100% unless each quarter of the fiscal year achieves the minimum of 90% of Verity plan threshold.

Item 2.02. Results of Operations and Financial Condition.

On September 22, 2005, Verity, Inc. issued a press release announcing its fiscal 2006 first quarter financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described above, on September 22, 2005, the Board of Directors of Verity promoted Verity’s Senior Vice President of Finance and Administration and Chief Financial Officer, Steven R. Springsteel, to the position of President and Chief Financial Officer. Prior to this promotion, Verity’s Chief Executive Officer, Anthony Bettencourt, was Verity’s President. As a result of Mr. Springsteel’s promotion, on September 22, 2005, Mr. Bettencourt ceased to act as Verity’s President. Mr. Bettencourt continues to act as Verity’s Chief Executive Officer.

Steven R. Springsteel, age 47, has served as Verity’s Senior Vice President of Finance and Administration and Chief Financial Officer since January 2003, and was promoted to President and Chief Financial Officer on September 22, 2005. Prior to joining Verity, Mr. Springsteel served as the Chief Operating Officer and Chief Financial Officer of Sagent Technology, a publicly traded enterprise business intelligence software company (subsequently sold to Group1) from 2001 to January 2003. Before joining Sagent, Mr. Springsteel served as the Chief Operating Officer and Chief Financial Officer of privately held NOCpulse, a privately held IT service level monitoring company (subsequently sold to Red Hat), from 2000 to 2001. Mr. Springsteel served as the Executive Vice President and Chief Financial Officer of Chordiant Software, a publicly traded customer relationship management software company from 1996 to 2000. Mr. Springsteel also serves on the Board of Directors for Chordiant Software. Mr. Springsteel holds a B.A. in Business Administration from Cleveland State University.

Item 7.01 Regulation FD Disclosure.

On September 22, 2005, Verity announced the promotion of Steven R. Springsteel to the position of President and Chief Financial Officer. A copy of the press release announcing Mr. Springsteel’s promotion is attached as Exhibit 99.2 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 22, 2005, announcing Verity, Inc. Fiscal 2006 First Quarter Financial Results.

99.2	Press Release, dated September 22, 2005, announcing the promotion of Steven R. Springsteel to President.

The information in the report under Items 2.02 and 7.01, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained under Items 2.02 and 7.01 and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Verity, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERITY, INC.

Dated: September 22, 2005	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated September 22, 2005, announcing Verity, Inc. Fiscal 2006 First Quarter Financial Results.

99.2	Press Release, dated September 22, 2005, announcing the promotion of Steven R. Springsteel to President.